SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

TRINSIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2005

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

TRINSIC, INC.
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

May 16, 2005

TO OUR STOCKHOLDERS:

     You are cordially invited to attend our 2005 Annual Meeting of Stockholders, which will be held at our corporate headquarters, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602, on Friday, July 1, 2005, at 10:00 a.m., local time.

     This will be our sixth Annual Meeting of Stockholders since we became a publicly-held company. I look forward to the opportunity to report to you Trinsic’s achievements during the past year, the challenges we face, and our plans for the future.

     Please read these materials so that you’ll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. That way, your shares will be voted as you direct even if you can’t attend the meeting. It’s very important that you vote.

HORACE J. DAVIS III

Chief Executive Officer

TRINSIC, INC.
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 1, 2005

To:	The Stockholders of Trinsic, Inc.

Time:	10:00 a.m., local time, on Friday, July 1, 2005

Place:	Trinsic, Inc.
Corporate Headquarters
Tampa, Florida 33602

Items of Business:

1. To elect directors; and

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	You can vote if you were a stockholder of record on May 13, 2005.

Annual Report:	Our 2004 Annual Report to Stockholders, which is not a part of this Proxy Statement, is enclosed.

Proxy Voting:	It is important that your shares be represented and voted at the Annual Meeting. Please vote by promptly signing and dating the enclosed proxy card and mailing it to us in the enclosed postage paid, pre-addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

By Order of the Board of Directors,

Horace J. Davis III
Chief Executive Officer

PROXY STATEMENT

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 1, 2005

May 16, 2005

To the Stockholders of
Trinsic, Inc.:

     These proxy materials are delivered in connection with the solicitation of proxies to be voted at the 2005 Annual Meeting of Stockholders of Trinsic, Inc. The solicitation is made by and on behalf of the company and our Board of Directors.

     You are invited to attend our Annual Meeting of Stockholders to be held on July 1, 2005, beginning at 10:00 a.m., local time, at our corporate headquarters, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida, 33602. Stockholders will be admitted beginning at 9:30 a.m.

     It is important that your proxy be returned promptly to avoid unnecessary expense to the company. Therefore, whether you plan to attend the Annual Meeting or not and regardless of the number of shares of stock you own, please date, sign and return the enclosed proxy promptly.

TRINSIC, INC.
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

ABOUT THE ANNUAL MEETING

What is the Purpose of the Meeting?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 2004 and respond to questions from stockholders.

When are these Materials Being Mailed?

     This Proxy Statement, form of proxy and voting instructions are being mailed starting on approximately May 27, 2005.

Who is Entitled to Vote?

     Only holders of record of common stock as of the close of business on the record date, May 13, 2005, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting (or any adjournment or postponement thereof) the shares that they held on the record date. Each share of common stock will entitle its holder to one vote on each matter properly brought before the Annual Meeting. As of May 13, 2005, there were 55,446,902 common shares outstanding.

What Constitutes a Quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions as to that item from the beneficial owner.

How Do I Vote?

     If you complete and properly sign the accompanying proxy card and return it to our transfer agent, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote at the Annual Meeting either by ballot or by delivery of your completed proxy card in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Can I Vote by Telephone or Electronically?

     No. You must vote by completing and returning the enclosed proxy card in the enclosed postage paid pre-addressed envelope, or by voting in person at the meeting.

Can I Change My Vote After I Return My Proxy Card?

     Yes. Even after you have submitted your proxy, you may revoke the proxy and you may change your vote any time before the proxy is exercised. To change your vote, file with the Secretary of Trinsic either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. A notice of revocation or a later dated proxy will not be effective until received by us and unless we receive it at or before the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I Submit a Proxy, How Will My Shares be Voted?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What are the Board’s Recommendations?

     The Board’s recommendations are set forth, together with the description of each item, in this Proxy Statement. In summary, the Board recommends a vote:

•	For election of the nominees for director positions (see page 3)

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

What Vote is Required to Approve Each Item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

How Will Votes be Counted?

     All votes will be tabulated by employees of Corporate Communications, Inc., one or more of whom will serve also as inspectors of election. Although abstentions and broker non-votes are included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is Paying for the Preparation and Mailing of the Proxy Materials and How Will Solicitations be Made?

     The company will pay the expenses of soliciting proxies. Proxies may be solicited by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to stockholders, and the company will reimburse such institutions for their out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting. Currently, the Board of Directors is divided into three classes. Class I consists of three directors and Classes II and III each consist of two directors. Class I currently has one vacancy. All directors within a class have the same terms of office as all other directors in the same class. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of the three classes of directors expire in 2005 (Class II directors), 2006 (Class III directors) and 2007 (Class I directors). Directors are elected for three-year terms or to serve the remainder of an unexpired three-year term. Each of the Class II directors elected at the 2005 Annual Meeting will be elected to serve a three-year term.

     The Board of Directors has nominated the following persons to stand for election as Class II directors at the 2005 Annual Meeting of Stockholders, with terms expiring in 2008:

     Andrew C. Cowen

     Raymond L. Golden

     Each of the proposed nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees becomes unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

     The persons named in the enclosed proxy intend, unless otherwise directed, to vote such proxy “FOR” the election of Andrew C. Cowen and Raymond L. Golden as Class II directors of the company. Each nominee that receives a plurality of the votes cast by the shares entitled to vote at the Annual Meeting will be elected as the directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

OTHER BUSINESS

     We do not expect any other matters to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

Directors Standing for Election

     Andrew C. Cowen (Class II), 34, has been a Director of Trinsic since June 2001. Since 1992, Mr. Cowen has been employed in the private equity group at Brown Brothers Harriman. His primary responsibilities include sourcing, evaluating, negotiating and monitoring private equity investments on behalf of The 1818 Funds, a family of private equity partnerships managed by Brown Brothers Harriman. In November 2004, Mr. Cowen assumed the position of President and Chief Executive Officer of CMS, Inc., a portfolio company of the 1818 Funds. Mr. Cowen is experienced and regularly involved in matters relating to corporate strategy, business development, financial and investment analysis, capital structure and fundraising, mergers and acquisitions, and other corporate governance issues. Mr. Cowen graduated Phi Beta Kappa and summa cum laude from Bowdoin College and received an M.B.A. from the Wharton School of the University of Pennsylvania.

     Raymond L. Golden (Class II), 67, has spent his entire 38 year career in investment banking. From 1962 to 1987, Mr. Golden served in various capacities at Salomon Brothers, retiring in 1987 as Executive Vice President of Finance and Administration of Salomon, Inc. In 1989, Mr. Golden became a partner of Wolfensohn & Co., an investment banking services firm, and became chairman in 1996 after the firm merged with Bankers Trust. He is a graduate of the Baruch School of Business and Public Administration and received a Master’s degree from the Wharton School of the University of Pennsylvania. In addition to extensive public speaking and the publishing of several articles and papers on the capital markets, Mr. Golden was appointed Chairman of the Federal Energy Administration’s Finance Advisory Committee. He currently serves as vice-chair of the National Wildlife Endowment Fund.

Directors Continuing in Office

     Directors Whose Present Terms Continue Until 2006

     Lawrence C. Tucker (Class III), 62, has been a Director of Trinsic since November 2000. Mr. Tucker has been with Brown Brothers Harriman & Co., a private banking and investment advisory firm, for 36 years. He was named a general partner of the firm in 1979. Mr. Tucker also serves as a director of National Healthcare Corporation, US Unwired, Inc., Xspedius Communications, LLC and Xspedius Holding Corporation. Mr. Tucker received a B.S. from the Georgia Institute of Technology and an M.B.A. from the Wharton School of the University of Pennsylvania.

     Roy Neel (Class II), 64, is an Adjunct Professor of Political Science at Vanderbilt University, where he teaches courses in Presidential Transitions and Presidential Leadership. He is also chairman of the Jackson Group, a Washington-based consulting firm specializing in public policy and politics, and a director of Blue State Digital, a leading national online communications firm. He served as President Clinton’s Deputy Chief of Staff, responsible for coordinating all policy and communications activities for the President. From 1994 to 2001, he served as President and Chief Executive Officer of the U. S. Telecom Association, a trade group representing the regional Bell companies and nearly 1,000 local telecom companies. During that period he helped advance major telecom deregulation laws and was an internationally-recognized speaker on telecom issues.

     Directors Whose Present Terms Continue Until 2007

     Richard F. LaRoche, Jr. (Class I), 59, has served as a Director of Trinsic since September 2002. Mr. LaRoche has served as General Counsel and Secretary of National HealthCare Corporation since 1971. He additionally served as Senior Vice President in charge of finance and acquisitions from 1986 until his retirement in May 2002. He is a board member of National HealthCare Corporation (AMEX:NHC) and National Health Investors, Inc. (NYSE:NHI). Throughout his tenure with NHC, he structured the legal framework of the company’s most significant transactions, including overseeing the company’s initial public offering, converting NHC into a master limited partnership from 1986 through 1997, and participating in the creation and international capitalization of National Health Investors (1991) and National Health Realty (1997 — AMEX: NHR). Mr. LaRoche is a Dartmouth graduate and holds a law degree from Vanderbilt University School of Law.

     W. Andrew Krusen, Jr. (Class I), 57, has served as a Director of Trinsic since December 30, 2003. Since 1987, Mr. Krusen has served as Chairman of Dominion Financial Group Inc., a merchant banking company that provides investment capital to emerging business enterprises. Mr. Krusen also serves as Chairman of Dominion Energy and Minerals Corporation, an oil and gas concern, and is a Managing Member of Krusen, Douglas LLC, a large landowner in the Tampa, Florida area. He also serves as Chief Executive Officer and Director of General Group Holdings, Inc., a family controlled business involved in real estate development, construction, leasing and manufacturing. Mr. Krusen is a Director of publicly-held Highpine Oil & Gas Ltd., a Canadian oil and gas concern, and Memry Corporation, as well as Raymond James Trust Company (a subsidiary of publicly-held Raymond James Financial, Inc.), and privately-held S&P Cellular Holdings, Inc., and Beall’s Inc. He is also a Director and Chairman of Florida Capital Group and Florida Capital Bank. Mr. Krusen is a graduate of Princeton University.

Arrangements as to Selection and Nomination of Directors

     By agreement with the company, The 1818 Fund II, L.P., previous holder of all the Series E preferred shares, is entitled to designate two individuals to serve as directors and, upon expiration of their terms, to be included in the slate of nominees recommended by the Board of Directors. Messrs. Tucker and Cowen are such designees.

Independent Directors

     The board of directors has determined that each member is an “independent director” as defined by Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. The independent directors held regular meetings at which only they were present.

EXECUTIVE OFFICERS

     Certain information regarding our executive officers as of May 2, 2005 is set forth below.

Name	Age	Position
Horace J. Davis, III	37	Chief Executive Officer, Treasurer and Chief Financial Officer

Frank M. Grillo	39	Chief Operating Officer

Michael Slauson	34	President — Touch 1 Communications, Inc. and Z-Tel Consumer Services, LLC; Senior Vice-President—Business Operations

Ronnie R. Bailey	40	Senior Vice President —Sales and Marketing

Paul T. Kohler	36	Chief Technology Officer

     Horace J. Davis, III has served as our Chief Executive Officer since August 2004 and as our Chief Financial Officer, Senior Vice President and Treasurer since June 2001. He had served as our Senior Vice President — Budgeting and Financial Planning since January 2001. Mr. Davis has also been Chief Financial Officer and Vice President — Planning for Touch 1 Communications, Inc. since 1995. Trinsic acquired Touch 1 in 2000. Mr. Davis received a B.B.A. and an M.B.A. from Millsaps College. Touch 1 Communications, Inc. and its wholly owned subsidiary, direcTEL, Inc., filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on June 29, 1998 and July 9, 1998, respectively, in the United States Bankruptcy Court for the Southern District of Alabama. The Bankruptcy Court entered final decrees closing the direcTEL case on October 5, 2000 and the Touch 1 case on October 30, 2000.

     Frank M. Grillo has served as our Chief Operating Officer since August 2004. He served as our Senior Vice President — Business Group since April of 2003. Before that he was Senior Vice President of Global Business Markets for MCI WorldCom, where he managed over 1,000 marketing professionals and was responsible for global business marketing strategy, including product management, pricing, marketing communications, advertising, sales training, sales support, sales engineering and online and alternate channel distribution. From 1995 to 2000 he was Vice-President of Marketing for LDDS.

     Michael Slauson has served as President of our subsidiary corporation, Touch 1 Communications, Inc., since December 2001. In April 2005, he took on the additional role of Senior Vice-President—Business Operations. From June 2001 to December 2001, Mr. Slauson served as Vice President of customer care for Trinsic. From April 2000 to June 2001, he served as Vice President of Enterprise Systems for Trinsic. From 1998 to 2000, he served as Vice President of Information Systems for Touch 1 Communications, Inc. From 1992 to 1998, Mr. Slauson served as Human Resources Program Manager for Mason & Hanger Corporation. Mr. Slauson holds a B.A. in Management Information Systems from Texas Tech University and an M.B.A. from West Texas A&M.

     Ronnie R. Bailey has since 2004 served as our Senior Vice-President — Business Sales and Marketing. In 2005 he took on the additional duties of consumer marketing. From 2003 to 2004, he served Trinsic as Vice-President —Business Product Marketing. From 1993 to 2003, Mr. Bailey worked in various capacities for MCI WorldCom, including from 2001 to 2003 as Senior Director, Global Data and VPN Product Marketing and from 1998 to 2001 as Director, Product Pricing and Analysis. He earned a Bachelor of Business Administration-Finance and Accounting from the University of Texas in 1987.

     Paul T. Kohler has served as our Chief Technology Officer since August 2004. From 2001 to 2004, he served as our Vice President of Product Management within our Strategic Planning department. From 1999 to 2001, Mr. Kohler served as Assistant Vice President – Product Management, Marketing for 2nd Century Communications. From 1991 to 1999, he served in many capacities working with Next Generation Telecommunications products and technologies for Sprint Corporation. Mr. Kohler earned dual Bachelor of Science degrees from Florida State University in 1991: one with a double major, Economics and Psychology, and the other with a major in Interdisciplinary Social Science

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4, and 5 furnished to us during or with respect to our most recently completed fiscal year, we believe that all of our directors, officers, and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them. All such forms were file timely.

CODE OF ETHICS

     We have adopted a code of ethics applicable to all employees and directors, including our chief executive officer and chief financial officer. We have posted the text of our code of ethics to our Internet web site: www.trinsic.com. Click “Investor Relations” at the top. Then find and click “Code of Conduct” under “Corporate Governance” on the right side of the screen. We intend to disclose any change to or waiver from our code of ethics by posting such change or waiver to our Internet web site.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held 15 formal meetings during 2004. Messrs. Tucker, LaRoche, Krusen and former director Smith each did not attend one meeting and former director Mr. McDonough did not attend two of those meetings. All other Board actions during the year were accomplished through unanimous written consent.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     We have established procedures by which stockholders may communicate with members of the Board of Directors. If you wish to communicate with the Board of Directors or a specified member of the Board you may send written communications addressed to Board of Directors, Trinsic, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602. The communication should include your name and the class and number of shares you own. Communications that are not commercial, pornographic, obscene, defamatory, malicious or frivolous in nature will be promptly forwarded to the Board of Directors or the specified member of the Board to whom the communication is addressed.

     Board members are encouraged, but not required to attend the Annual Meeting of the Stockholders. Messrs. Tucker, Cowen, LaRoche, Smith, Bowden and Aurell attended the 2004 Annual Meeting of the Stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee’s principal responsibilities are to (i) appoint, compensate, evaluate, retain, terminate and oversee of the work of the company’s independent auditor (ii) pre-approve all audit and permissible non-audit services performed by the company’s independent auditors (iii) review with management and the company’s independent auditors the company’s annual and quarterly financial statements (iv) monitor the company’s external and internal auditing, accounting and financial reporting processes (v) ensure the operation of a complaint notification system and (vi) review the activities and organizational structure of the company’s internal audit department. The Audit Committee is currently composed of three members: Richard F. LaRoche, Jr., Chairman, Raymond L. Golden and Roy Neel. Messrs. Golden and Neel are newly appointed members of the Audit Committee. Since our common stock is listed on The Nasdaq SmallCap Market, we are governed by that market’s listing standards. Accordingly, each member of the Audit Committee is an “independent director” as defined by Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board of Directors has determined that Mr. LaRoche is an audit committee financial expert. The Audit Committee met formally 10 times during 2004 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Audit Committee Charter. The charter was attached to our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2004.

     The Compensation Committee’s principal functions are to (i) approve the terms and conditions under which the executive officers (both senior and junior) are employed, including the terms of any related employment contracts and (iii) administer the company’s equity participation plans. The Compensation Committee is currently composed of two members: Lawrence C. Tucker and W. Andrew Krusen, Jr., each of whom is an “independent director” as defined by Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. The Compensation Committee met formally 4 times during 2004 and otherwise acted by unanimous written consent.

     The Nominating Committee’s principal responsibilities are to (i) assist the Board of Directors in identifying, recruiting, and, when appropriate, interviewing candidates for nomination or appointment to the Board of Directors, including individuals recommended by stockholders and others; (ii) establish procedures by which stockholders may recommend candidates for nomination to the Board of Directors in connection with elections to the Board of Directors by the stockholders (in addition to any procedures which may be set forth in our articles of incorporation or bylaws); and (iii) recommend to the Board of Directors candidates for nomination or appointment to the Board of Directors, as the case may be. The Nominating Committee has no responsibilities in connection with the nomination or appointment of directors in cases where the right to nominate or appoint a director legally belongs to a third party.

     The Nominating Committee is composed of two members: Lawrence C. Tucker and Andrew C. Cowen, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. The Nominating Committee was formed April 29, 2004. It held no formal meetings in 2004. The Board of Directors has adopted a written Nominating Committee Charter. The charter can be viewed at our website www.trinsic.com. Click “Investor Relations” at the top. Click “Nominating Charter” under “Corporate Governance” on the right side of the screen.

     The Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. In evaluating director candidates, the Nominating Committee considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the company.

     The Nominating Committee will consider director candidates recommended by stockholders. If you wish to recommend one or more director candidates you should send your recommendations to the Secretary of the Corporation, Andrew L. Graham, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602. Each recommendation should set forth the candidate’s name, age, business address, business telephone number, residence address, and principal occupation or employment and any other attributes or factors you wish the Committee to consider, as well as your name, address and telephone number and the class and number of shares you hold. The Nominating Committee may require the recommended candidate to furnish additional information. The Secretary will forward recommendations of qualified candidates to the Nominating Committee and those candidates will be given the same consideration as all other candidates.

     A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting of the Stockholders, rather than recommend a candidate to the Nominating Committee, must comply with the advance notice requirements set forth in our bylaws. See “Stockholder Proposals for Presentation at the 2005 Annual Meeting” for further information.

AUDIT COMMITTEE REPORT

To The Board of Directors:

     The Audit Committee oversees Trinsic’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the company’s financial statements and reporting process, including its systems of internal controls. The company’s independent auditors are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management (which has the primary responsibility for the company’s financial statements and reporting process, including its systems of internal controls) the audited financial statements in the Annual Report and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     In addition, the Audit Committee met various times with the company’s independent auditors, with and without management present. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. In these meetings, the Audit Committee discussed with the independent auditors, among other things, the overall scope and plans for their audit, the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Furthermore, the Audit Committee discussed with the independent auditors their independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. Specifically, the Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) and it received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Richard F. LaRoche, Jr., Chairman
Raymond L. Golden
Roy Neel

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides summary information concerning compensation paid or accrued by us to, or on behalf of, our “Named Executive Officers,” which are our chief executive officer and our four most highly compensated executive officers serving as executive officers at December 31, 2004, plus two additional executive officers who would have been one of the four most highly compensated officers but for the fact that they were not serving as executive officers as of December 31, 2004.

				Long Term
				Compensation
				Awards
	Annual Compensation					Shares	All Other
		Salary	Bonus	Restricted		Underlying	Compensation
Name and Principal Position	Year	($)	($)	Stock ($)		Options (1)	($)(2)
Executives in Office at December 31, 2004

Horace J. Davis III	2004	238,461	—	70,000	(3)	20,000	—
Chief Executive Officer,	2003	200,000	—	—		5,000	—
Treasurer and Chief Financial Officer	2002	150,009	—	—		14,000	—

Frank M. Grillo	2004	282,692	60,000	—		19,000	—
Chief Operating Officer	2003	224,126	—	—		20,000	—
	2002	—	—	—		—	—

Douglas W. Jackson	2004	196,153	—	70,000	(4)	15,000	—
Senior Vice President—Marketing (9)	2003	157,692	—	—		5,000	—
	2002	150,000	—	—		20,000	—

Ronnie R. Bailey	2004	150,961	17,000	—		6,000
Senior Vice-President—Sales and	2003	103,596	—	—		5,000	—
Marketing	2002		—	—		—	—
							—

Michael Slauson	2004	155,771	—	70,000	(5)	20,000
President — Touch 1 Communications, Inc.	2003	150,002	—	—		5,000	—
and Z-Tel Consumer Services, LLC; Senior	2002	138,412	—	—		20,000	—
Vice-President—Business Operations

Executives not in office at December 31, 2004

D. Gregory Smith	2004	285,577	—	140,000	(6)	70,000	—
President, Chief Executive Officer	2003	275,000	—	—		10,000	—
and Chairman	2002	274,830	—	—		25,000	—

J. Bryan Bunting	2004	216,197	—	70,000	(7)	15,000	—
Senior Vice President — Enterprise	2003	208,190	—	—		5,000	—
Services	2002	202,409	—	—		14,000	—

Charles W. McDonough	2004	249,230	—	70,000	(8)	30,000	—
Senior Vice President — Chief Technology	2003	240,000	—	—		3,000	—
Officer and Director	2002	240,000	—	—		30,000	—

(1)	The aggregate amount of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers was less than either $50,000 or 10% of the total annual salary and bonus reported for that Named Executive Officer.

(2)	“ Shares Underlying Options” reflects a 5 for 1 reverse stock split that took place in November 2004.

(3)	This amount is based upon a calculation of the number of shares of restricted stock granted multiplied by the closing per share market price of the stock on the date of the grant. Mr. Davis received a grant of 5,000 shares on March 5, 2004 when the price per share was $14.00. This amount would be $8,500 at December 31, 2004 based upon a closing price of $1.70. Both the number of shares and the price per share are adjusted to reflect a 5 for 1 reverse split that took place in November 2004. These shares of restricted stock may not be sold or transferred until they vest. One-third of these shares of restricted stock vests on the first anniversary of the grant. The remainder vests ratably over the following 24 months. The holder of the restricted stock will be entitled to any dividends that might accrue on the shares.

(4)	This amount is based upon a calculation of the number of shares of restricted stock granted multiplied by the closing per share market price of the stock on the date of the grant. Mr. Jackson received a grant of 5,000 shares on March 5, 2004 when the price per share was $14.00. This amount would be $8,500 at December 31, 2004 based upon a closing price of $1.70. Both the number of shares and the price per share are adjusted to reflect a 5 for 1 reverse split that took place in November 2004. These shares of restricted stock may not be sold or transferred until they vest. One-third of these shares of restricted stock vests on the first anniversary of the grant. The remainder vests ratably over the following 24 months. The holder of the restricted stock will be entitled to any dividends that might accrue on the shares.

(5)	This amount is based upon a calculation of the number of shares of restricted stock granted multiplied by the closing per share market price of the stock on the date of the grant. Mr. Slauson received a grant of 5,000 shares on March 5, 2004 when the price per share was $14.00. This amount would be $8,500 at December 31, 2004 based upon a closing price of $1.70. Both the number of shares and the price per share are adjusted to reflect a 5 for 1 reverse split that took place in November 2004. These shares of restricted stock may not be sold or transferred until they vest. One-third of these shares of restricted stock vests on the first anniversary of the grant. The remainder vests ratably over the following 24 months. The holder of the restricted stock will be entitled to any dividends that might accrue on the shares.

(6)	This amount is based upon a calculation of the number of shares of restricted stock granted multiplied by the closing per share market price of the stock on the date of the grant. Mr. Smith received a grant of 10,000 shares on March 5, 2004 when the price per share was $14.00. This amount would be $17,000 at December 31, 2004 based upon a closing price of $1.70. Both the number of shares and the price per share are adjusted to reflect a 5 for 1 reverse split that took place in November 2004. These shares of restricted stock may not be sold or transferred until they vest. All of these shares of restricted stock vested on the first anniversary of the grant as part of a severance package. The holder of the restricted stock will be entitled to any dividends that might accrue on the shares.

(7)	This amount is based upon a calculation of the number of shares of restricted stock granted multiplied by the closing per share market price of the stock on the date of the grant. Mr. Bunting received a grant of 5,000 shares on March 5, 2004 when the price per share was $14.00. This amount would be $8,500 at December 31, 2004 based upon a closing price of $1.70. Both the number of shares and the price per share are adjusted to reflect a 5 for 1 reverse split that took place in November 2004. All of these shares of restricted stock vested on the first anniversary of the grant as part of a severance package. The holder of the restricted stock will be entitled to any dividends that might accrue on the shares.

(8)	This amount is based upon a calculation of the number of shares of restricted stock granted multiplied by the closing per share market price of the stock on the date of the grant. Mr. McDonough received a grant of 5,000 shares on March 5, 2004 when the price per share was $14.00. This amount would be $8,500 at December 31, 2004 based upon a closing price of $1.70. Both the number of shares and the price per share are adjusted to reflect a 5 for 1 reverse split that took place in November 2004. All of these shares of restricted stock vested on the first anniversary of the grant as part of a severance package. The holder of the restricted stock will be entitled to any dividends that might accrue on the shares.

(9)	Mr. Jackson is no longer a Trinsic executive.

Option Grants During Last Fiscal Year

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2004, subject to the following.

     The options described below were granted pursuant to our 2000 Equity Participation Plan. The options vest over a three-year period commencing on the grant date and expire ten years thereafter (unless the employee at the time of the grant owned more than 10% of the total combined voting power of all classes of stock, in which case they expire over five years).

     The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. They are for analysis purposes only. The actual stock price appreciation, if any, over the ten-year option term (or five-year term, as the case may be) may differ substantially from these assumed rates. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of the common stock appreciates at the indicated rate during the entire term of the option (commencing on the date of grant) and that the option is exercised at the exercise price and sold on the last day at the appreciated price.

Individual Grants

	Number of
	Shares of
	Common		% of Total				Potential Realizable
	Stock		Options				Value at Assumed
	Underlying		Granted to	Exercise			Annual Rates of Stock Price
	Options		Employees in	Price	Expiration		Appreciation for Option Term
Name	Granted		2004 (%)	($/sh)	Date		5% ($)	10% ($)
Horace J. Davis III	20,000		5.51	15.00	3-5-2014		57,200	150,800
Frank M. Grillo	19,000		4.19	15.00	3-5-2014		54,340	143,260
Douglas W. Jackson (1)	15,000		3.31	15.00	3-5-2014		42,900	113,100
Ronnie R. Bailey	6,000		1.32	12.00	4-19-2014		21,420	45,840
Michael Slauson	20,000		4.41	15.00	3-5-2014		57,200	150,800
D. Gregory Smith	70,000	(2)	15.43	15.00	3-5-2014	(2)	—	—
J. Bryan Bunting	15,000	(2)	3.31	15.00	3-5-2014	(2)	—	—
Charles W. McDonough	30,000	(2)	6.61	15.00	3-5-2014	(2)	—	—

(1)	Mr. Jackson is no longer an executive of the company.

(2)	These executives resigned in 2004. Consequently, their options were forfeited.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Value Table

     The following table shows information concerning stock option exercises during 2004 and stock option values as of December 31, 2004 by each of the Named Executive Officers. The value of unexercised in-the-money options is determined by subtracting the exercise price from the fair market value of the common stock based on $1.70, the closing price of our common stock as of December 31, 2004, multiplied by the number of shares underlying the options.

			Number of Securities
			Underlying Unexercised				Value of Unexercised
	Shares	Value	Options at Fiscal Year-End				In-the-Money Options
	Acquired on	Realized	(#)				at Fiscal Year-End ($)
Name	Exercise (#)	($)	Exercisable		Unexercisable		Exercisable	Unexercisable
Horace J. Davis III	—	—	68,722		26,278		—	—
Frank M. Grillo	—	—	11,111		27,889		—	—
Douglas W. Jackson	—	—	64,922		22,778		—	—
Ronnie R. Bailey	—	—	2,638		8,362		—	—
Michael Slauson	—	—	44,222		27,778		—	—
D. Gregory Smith	—	—	—	(1)	—	(1)	—	—
J. Bryan Bunting	—	—	—	(1)	—	(1)	—	—
Charles W. McDonough	—	—	—	(1)	—	(1)	—	—

(1)	These executives resigned in 2004. Consequently, their options were forfeited.

Executive Employment Agreements and Change-In-Control Arrangements

     We have entered into the following employment agreements with our senior executives:

		Annual
Officer	Term	Salary	Position
Horace J. Trey Davis III	August 2002 – August 2005	$300,000	Chief Executive Officer, Chief Financial Officer and Treasurer

Michael J. Slauson	August 2002 – August 2005	$200,000	President — Touch 1 Communications, Inc. and Z-Tel Consumer Services, LLC; Senior Vice-President—Business Operations

Paul T. Kohler	August 2002 – August 2005	$200,000	Chief Technology Officer

     The employment agreements with Messrs. Davis and Slauson also provide for —

•	automatic renewal for subsequent one year terms unless either party elects not to renew prior to 90 days from the end of the then current term of the agreement;

•	participation in an executive bonus pool equal to 5% of annual EBITDA (earnings before interest, taxes, depreciation and amortization) to be allocated among the participants in the discretion of the Compensation Committee;

•	the payment of his base salary and any other benefits to which he would have been entitled for the term of the agreement if his employment is terminated without cause (as defined in the agreements);

•	the payment of two and nine-tenths (2.9) times his base salary and any incentive or bonus paid in the prior year if specified events occur within three years of the occurrence of a change of control;

•	the obligation to keep our nonpublic information confidential; and

•	the obligation not to compete with us in the United States and not to solicit our employees after termination of employment, unless employment is terminated without cause.

Mr. Kohler’s employment agreement provides also for —

•	automatic renewal for subsequent one year terms unless either party elects not to renew prior to 90 days from the end of the then current term of the agreement;

•	the payment of his base salary and any other benefits to which he would have been entitled for an additional six months if his employment is terminated without cause (as defined in the agreement);

•	the obligation to keep our nonpublic information confidential; and

•	the obligation not to compete with us in the United States and not to solicit our employees after termination of employment, unless employment is terminated without cause.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on our common stock with the cumulative total return of the companies in the Nasdaq Composite Index and the Nasdaq Telecommunication Index. Cumulative total return in the Performance Graph is measured assuming (i) an initial investment of $100 on December 31, 1999 and (ii) the reinvestment of dividends.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Trinsic Common Stock	$100.00	$12.85	$3.22	$2.00	$5.00	$0.84
Nasdaq Composite Index	$100.00	$60.70	$47.92	$32.81	$49.22	$53.45
Nasdaq Telecommunications Index	$100.00	$45.64	$23.30	$10.71	$18.07	$19.52

COMPENSATION COMMITTEE REPORT

To The Board of Directors:

Role of the Compensation Committee; Philosophy

     The Compensation Committee is a committee of the Board of Directors to which authority has been delegated to approve and monitor the executive compensation and benefits programs of Trinsic, Inc. and its subsidiaries (collectively the “Company”), to administer and make awards under the company’s equity participation plans and to monitor and supervise the administration of the Trinsic, Inc. 401-K Plan (the “401-K Plan”).

     The primary objectives of the Compensation Committee as set forth in the Compensation Committee Charter are—

          (1) To assure that the Company’s executive compensation and benefits programs and awards under its equity plans—

•	Are competitive with other growing companies in the Company’s industry;

•	Safeguard the interests of the Company and its stockholders;

•	Are effective in driving performance to achieve financial goals and create stockholder value;

•	Foster teamwork on the part of management and non-management employees;

•	Are cost effective and fair to employees, management and stockholders; and

•	Are well communicated and understood by the participants;

          (2) To assure investor confidence in the integrity of the Company’s process for determining executive compensation; and

          (3) To assure the Company fulfills its fiduciary obligations in its administration of the 401-K Plan.

     The Committee’s philosophy with respect to executive compensation is to establish comparatively low base salaries and place substantial emphasis on stock-based and performance-based incentive compensation, which we view to be very effective at correlating executive compensation with corporate performance and increases in stockholder value. In setting the compensation levels for the chief executive officer and other executive officers, we use our own judgment considering many factors, including comparisons to the levels of compensation paid to similarly situated executives in other companies and a variety of quantitative performance measures such as revenue, earnings and cash flow, all with due regard to management’s projections and the competitive and regulatory environment in which the company operates. In 2004, we retained a compensation consulting firm, Hewitt Associates LLC, to assist us. Hewitt provided us with an executive compensation study.

Equity Participation Plans

     The company has three equity participation plans: the 1998 Equity Participation Plan, the 2000 Equity Participation Plan and the 2004 Stock Incentive Plan. The 1998 Equity Participation Plan was terminated in 2000, although options remain outstanding under that plan. The 2000 Equity Participation Plan and the 2004 Stock Incentive Plan authorize us to award, among other things, non-qualified and incentive stock options, restricted stock, deferred stock and stock appreciation rights to employees and consultants, while the full Board administers stock-based awards to independent directors. Under the 2000 Equity Participation Plan and the 2004 Stock Incentive Plan, we select the employees and consultants to whom awards are to be made, determine the number of shares to be subject to awards and the terms and conditions of the awards, and make all other determinations and take all other actions necessary or advisable for the administration of the plan with respect to employees or consultants.

     As of May 2, 2005, 1,549,084 shares of common stock were available for issuance under the 2000 Equity Participation Plan. The 2000 Equity Plan is an “evergreen” plan. On the first day of each fiscal year a number of shares equal to the lesser of 600,000 or 6% of the outstanding shares of common stock are added to the plan, unless the Board of Directors sets a smaller number. The exercise price of stock options awarded under the 2000 Equity Participation Plan is generally made at no less than fair market value on the date of the award. The number of shares subject to options granted under the 2000 Plan to any individual in any calendar year cannot exceed 110,000. During 2004, we awarded options to purchase 453,665 shares and we awarded 280,600 shares of restricted stock.

     As of May 2, 2005, 4,808,153 shares were available for issuance under the 2004 Stock Incentive Plan. As of that date, no shares have been issued under that plan. However, the Committee expects to authorize the issuance of approximately 2,367,333 shares of restricted stock to selected employees during 2005 under the 2004 Stock Incentive Plan.

EBITDA Bonus Plan

     In 2001, we implemented an executive bonus plan funded by 5% of our earnings before interest, taxes, depreciation and amortization (“EBITDA”), if any. Participation in the plan is limited to certain senior executives selected from time to time by us. We allocate the 5% EBITDA bonus among the plan participants in our discretion. The entire amount, however, must be allocated. No EBITDA bonus compensation was earned in 2004. We expect to address the utility of this bonus pool in 2005.

2004 Compensation for the Chief Executive Officer

     The general policies described above for the compensation of the executive officers also apply to the compensation approved by Compensation Committee during 2004 for the company’s chief executive officer. After the resignation of D. Gregory Smith in July 2004, Horace J. Davis III, the company’s chief financial officer, assumed the additional role of chief executive officer. We subsequently increased Mr. Davis’ base annual salary from $200,000 to $300,000. Based upon the executive compensation study provided to us by Hewitt Associates LLC, our compensation consulting firm, we believe Mr. Davis’ annual salary is relatively lower than the salaries of other chief executive officers in comparable situations, particularly in light of his dual role as chief executive officer and chief financial officer. Mr. Davis has an employment agreement with the company, the initial term of which will expire in 2005. The agreement currently provides for (i) a base salary of $300,000, (ii) automatic renewal for subsequent one year terms (subject to nonrenewal by either party 90 days prior to the end of the term), (iii) participation in a bonus pool equal to 5% of annual EBITDA to be allocated among participating senior executives, (iv) the payment of his base salary and benefits for the term of the agreement in the event of termination without cause, and (v) in the event of a change in control of the company, the payment of 2.9 times his base salary and any incentive or bonus paid in the prior year if certain specified events occur within three years of the occurrence of a change of control. Under the agreement, Mr. Davis also agreed to certain non-competition and nonsolicitation covenants.

     This report has been provided by the Compensation Committee.

COMPENSATION COMMITTEE:
Lawrence C. Tucker, Chairman
W. Andrew Krusen, Jr.

DIRECTOR COMPENSATION

     Each independent director, except Messrs. Tucker, Bowden and Cowen, received $20,000 in cash compensation for their services during 2004. Pursuant to the terms of the 2000 Equity Participation Plan, upon initial election to the Board of Directors each independent director (that is, a director not employed by the company) automatically receives options to purchase 220 shares of our common stock. Thereafter, each independent director also receives automatically options to purchase an additional 220 shares of our common stock at the time of each annual meeting of stockholders at which such director is reelected. Options received by independent directors under the 2000 Equity Participation Plan have exercise prices not less than the fair market value of the company’s common shares at the date of the grant, expire ten years after the date of the grant and vest over four years. The 2000 Equity Participation Plan and the 2004 Stock Incentive Plan also permit discretionary grants of stock options to independent directors. During 2004, we granted 2,000 stock options each to Messrs. Aurell, Krusen and LaRoche for their service on an independent committee to review and approve the terms of the reverse stock split we completed last year.

SECURITY OWNERSHIP

     The following table sets forth, as of May 2, 2005 (unless otherwise stated), the number of shares of our common stock beneficially owned by:

•	each person who we know to be a beneficial owner of 5% or more of that class or series of stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all executive officers and directors as a group.

Shares Beneficially Owned and Percentage of Total(1)

	Common
Beneficial Owner	Stock	%
Brown Brothers Harriman & Co.(2)	26,993,948	46.92
Richland Ventures III, L.P.(3)	6,597,169	11.86
D. Gregory Smith(4)	4,471,151	8.06
Lawrence C. Tucker(2)	27,012,995	46.93
Andrew C. Cowen(5)(12)	16,996	*
Richard F. LaRoche, Jr.(6)(12)	15,552	*
W. Andrew Krusen, Jr.(7)(12)	5,210	*
Roy Neel (12)	—	*
Raymond L. Golden (12)	—	*
Horace J. Davis III(8) (12)	87,804	*
Frank M. Grillo(9)(12)	22,360	*
Ronnie R. Bailey (10)(12)	5,805	*
Michael Slauson (11)(12)	56,721	*
All directors and officers as a	43,027,214	47.12
group(20)

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the aggregate number of shares beneficially owned by the individual stockholders and groups of stockholders described above and the percentage ownership of such individuals and groups, shares of common stock subject to convertible securities currently convertible or convertible or convertible within 60 days and shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this report are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of the other stockholders or groups of stockholders.

(2)	This information is derived from a Schedule 13D dated November 20, 2000, as amended July 12, 2001, August 3, 2001, August 26, 2004 and December 3, 2004, filed jointly by Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown, except that Mr. Tucker’s shares include 19,047 shares deemed beneficially owned by him by virtue of certain stock options currently exercisable or which become exercisable within 60 days. The number of shares shown includes 2,083,333 shares deemed beneficially owned by virtue of certain stock purchase warrants currently exercisable or which become exercisable within 60 days. The address of Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker is 140 Broadway, New York, New York 10005.

(3)	This information is derived from a Schedule 13G, dated December 9, 2004, filed jointly by Richland Ventures III, L.P., Richland Partners III, Jack Tyrell, W. Patrick Ortale, III and James C. Hoffman. Richland Ventures III, L.P. and its general partner, Richland Partners III, report sole voting and dispositive power with respect to the shares. The others report shared voting and dispositive power with respect to the shares. According to a Form 3 filed December 9, 2004, Richland Partners III, Jack Tyrell, W. Patrick Ortale, III and James C. Hoffman disclaim beneficial ownership of the shares except to the extent of their partnership interests. Of the shares of common stock shown, 174,595 shares are deemed to be beneficially owned by virtue warrants exercisable into shares of our common stock. The address of Richland Ventures III, L.P. is 1201 16th Avenue South, Nashville, TN 37212..

(4)	This information is derived from a Form 4 filed December 3, 2004. The shares shown include shares held by G/ CJ Investments, L.P., a Delaware limited partnership. G/CJ Investments, Inc., a Delaware corporation. Mr. Smith’s address is 1907 Oakmont Avenue, Tampa, Florida 33629.

(5)	Common Stock includes 16,996 shares deemed beneficially owed by Mr. Cowen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(6)	Common Stock includes 10,552 shares deemed beneficially owned by Mr. LaRoche by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(7)	Common Stock includes 5,110 shares deemed beneficially owned by Mr. Krusen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(8)	Common Stock includes 82,804 shares deemed beneficially owned by Mr. Davis by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(9)	Common Stock includes 22,360 shares deemed beneficially owned by Mr. Grillo by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(10)	Common Stock includes 5,808 shares deemed beneficially owned by Mr. Bailey by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(11)	Common Stock includes 56,721 shares deemed beneficially owned by Mr. Slauson by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(12)	The shareholder’s address is c/o Trinsic, Inc., 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.

INDEPENDENT AUDITORS

Name of Accounting Firm

     PricewaterhouseCoopers LLP has been our independent auditor since 1998. The Audit Committee has pre-approved PricewaterhouseCoopers LLP to perform review services in connection our first quarter 2005 financial statements. The Audit Committee has not yet selected an independent auditor for the year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers during 2004 and 2003 for the audit of our annual financial statements and for the reviews of the financial statements included in our quarterly reports on Form 10-Q were $433,000 and $342,139, respectively.

Audit Related Fees

     The aggregate fees billed by PricewaterhouseCoopers during 2004 and 2003 for assurance and related services reasonably related to the performance of audit or review of our financial statements and not reported under “audit fees” above were $14,790 and $43,000, respectively. Such services were primarily for audits of our 401-K plan.

Tax Fees

     PricewaterhouseCoopers billed no fees during 2004 and 2003 for tax compliance, tax advice or tax planning.

All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers during 2004 and 2003 for products and services other than audit, audit-related or tax fees described above were $1,500 and $3,800, respectively. The nature of such services was the purchase of a software license for accounting research.

Pre-Approval Policies

     Consistent with law and the rules of the Securities and Exchange Commission it is the Audit Committee’s policy to pre-approve all audit services and permissible non-audit services provided by the company’s independent public accountant. The procedure for such approval has been for PricewaterhouseCoopers to request and receive from the Audit Committee approval for all services, specifically describing any non-audit services. The Audit Committee may delegate this pre-approval authority to one or more of its members. In that event, the member or members to whom pre-approval authority has been delegated will report all decisions with respect to pre-approvals to the full Audit Committee at the next Audit Committee meeting.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2005 ANNUAL MEETING

     Stockholder proposals intended to be considered for inclusion in next year’s Proxy Statement and form of proxy for presentation at the 2005 Annual Meeting of Stockholders must be submitted in writing and received by us on or before December 15, 2005. Proposals should be sent to Trinsic, Inc., Attention: Secretary, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602. In addition, our bylaws provide, among other things, that stockholder proposals intended to be presented at an Annual Meeting of Stockholders must be received by us not fewer than 60 nor more than 90 days before the date of the meeting (unless less than 70 days’ notice or disclosure of the date of the meeting is given to stockholders, in which case the proposal must be received by us no later than the close of business on the tenth day following the date on which notice was given or public disclosure was made). The specific requirements for submitting such proposals are set forth in our bylaws. To receive a copy of the bylaws please contact the company’s Secretary as set forth above.

By Order of the Board of Directors,

HORACE J. DAVIS III,
Chief Executive Officer

APPENDIX A

PROXY

TRINSIC, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 2005

     The undersigned, a stockholder of Trinsic, Inc. (“Trinsic”), hereby appoints Horace J. Davis III and Andrew L. Graham, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Trinsic to be held at Trinsic corporate headquarters, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida at 10:00 a.m., local time, on July 1, 2005, and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of common stock of Trinsic that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the company’s Proxy Statement dated May 16, 2005 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side:

     The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the nominees for director listed on the reverse side, and in the discretion of the proxies for other matters which may properly come before the Annual Meeting.

     The Board of Directors recommends voting FOR the following proposals:

1. ELECTION OF DIRECTORS

Nominees: Andrew C. Cowen and Raymond L. Golden

☐	FOR the nominees listed above (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all the nominees listed above

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)

(Continued and to be signed on reverse side)

2.	OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

     The undersigned acknowledges receipt of (1) the Company’s 2004 Annual Report to Stockholders and (2) the Company’s Notice of Annual Meeting and Proxy Statement dated May 16, 2005 relating to the Annual Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

Date	, 2005

Signature

Signature if held jointly

NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.
Please mark, sign and date this proxy card and promptly return it using the enclosed envelope.

[ FOLD AND DETACH HERE ]